UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
___________________________________________________________________

Date of report (Date of earliest event reported): June 26, 2006

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Identification No.)		of incorporation)

707 Westchester Avenue, Lobby Level
White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

General

On June 26, 2006, we received proceeds from a private placement of 15% senior secured convertible promissory notes and one 15% senior secured promissory note in the aggregate principal amount of $3,481,762, with 50% of the outstanding principal amount of the 15% senior secured convertible promissory notes convertible into 3,831,101 shares of our common stock upon the closing of our proposed initial public offering, pursuant to a Securities Purchase Agreement attached hereto as Exhibit 10.1. As part of the private placement, we issued to the investors warrants to purchase 11,605,884 shares of common stock.

The proceeds from the sale of the notes and warrants will be used to pay salaries, occupancy expenses, selling expenses, professional fees and other operating expenses as well as the payment of transaction costs and related fees.

We have agreed, pursuant to a registration rights agreement described below, to register the shares of common stock underlying the notes and warrants with the U.S. Securities and Exchange Commission.

15% Senior Secured Convertible Promissory Notes and 15% Senior Secured Promissory Note

Conversion. Except for the 15% Senior Secured Promissory Note in principal amount of $800,000 which is not convertible, the principal amount under the notes is convertible into shares of common stock automatically in the case of a public offering of our common stock, in which case 50% of the outstanding principal amount under the notes will be converted into shares of common stock, and the remaining 50% of the outstanding principal amount and any accrued but unpaid interest under the notes will be repaid to the holders from the proceeds of such public offering.

The conversion price of the notes is 70% of the price per share of our common stock in a public offering. The conversion price is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The conversion price is subject to further adjustment if, while the notes are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the conversion price, the conversion price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price.

Maturity. The principal amount and accrued interest under the notes are payable by us upon the earlier to occur of:

•	the closing of a public offering of our common stock; or

•
October 31, 2006, which date may be automatically extended until April 30, 2007 to match the maturity date of our presently outstanding 7% senior convertible promissory notes if the maturity date of those notes is extended past October 31, 2006.

Interest. The notes will receive interest at a cumulative annual rate of 15%, due and payable monthly in cash at a rate of 1.25% per month beginning on the first day of the first month following the closing of the offering (provided, however, that interest may be due and payable upon maturity at the election of the noteholder).

Liquidation. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the notes will receive, in preference to any distribution of any of our assets to the holders of any our other debt or equity securities, except for our previously issued 7% senior convertible promissory notes, an amount equal to the unpaid and unconverted principal face amount of their notes and any accrued and unpaid interest on the notes. The holders will be paid in preference to any of our unsecured creditors and will be paid pro rata in proportion to the principal amount of notes held by the holders if the available assets are not sufficient to repay the notes.

Collateral. The notes are collateralized with a first lien on all of our assets, as well as those of any of our subsidiaries that may be formed, including a pledge of the shares of each such subsidiaries.

Stock Pledge. As additional collateral, our co-chairmen pledged the shares of our common stock that they personally own to secure the indebtedness. The stock pledge is a secondary, non-recourse liability which may be called upon only following the exhaustion of all legal remedies against us for collection of the indebtedness.

Warrants

Each investor was issued, for no additional consideration, three-year warrants to purchase that number of shares of our common stock as is equal to the principal face amount of the purchased notes divided by $.30. The warrants are exercisable commencing upon the date of effectiveness of our proposed initial public offering. The warrants have an exercise price per share equal to $.001, subject to adjustment in the event of specified dilutive or accretive events, such as stock splits or stock combinations.

Registration Rights

We have agreed to include the shares of common stock issuable upon conversion of the notes and exercise of the warrants in a registration statement under the Securities Act of 1933, subject to limitations on the investors’ shares that may be imposed by the underwriter of a public offering. The investors also will receive so-called “piggyback” registration rights with respect to any securities that are not included in the first registration statement.

Lock-Up Agreements

In connection with the private placements, all of the investors entered into “lock-up agreements” with us that prohibit those investors from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of the shares of our common stock underlying the notes or warrants for a period of six months following the effective date of our proposed initial public offering.

Private Placement

The notes and warrants (and the shares of common stock issuable upon conversion or exercise thereof) will not be or have not been registered under the Securities Act of 1933 in reliance upon the exemption from registration afforded by Section 4(2) and Regulation D under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering.
All of the investors in the private placement qualified as accredited investors, as defined in Regulation D, in order to participate in the private placement. The notes and warrants may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

No assurance can be given that a public offering transaction will be completed, when it will be completed or on what terms it will be completed. The private placement was conducted in accordance with the provisions of Rule 155(c) under the Securities Act.

Capital Growth Financial, LLC and Maxim Group LLC served as placement agents in connection with the June 26, 2006 private placement of notes and warrants. The placement agents received an aggregate of $256,675 in sales commissions, plus warrants to purchase 314,972 shares of our common stock at an exercise price of $3.33 per share.

Certain holders of our short-term notes and shareholder notes agreed to apply the principal balance and accrued interest through June 26, 2006 of their existing notes into the June 26, 2006 private placement of notes and warrants. A total of $977,012 in the June 2006 private financing consisted of such transactions. These investors included James D. Burchetta and Charles S. Brofman, our co-chairmen, William M. Mooney, Jr., a director, Michael Harris, a former officer and director of our company, an affiliate of Capital Growth Financial, LLC, one of our placement agents, and an employee of Maxim Group LLC, one of our placement agents. Except as otherwise set forth in this paragraph, there are no material relationships between any of the investors who purchased notes and warrants and our company.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the form of 15% Senior Secured Convertible Promissory Note contained in Exhibit 4.1, form of 15% Senior Secured Promissory Note contained in Exhibit 4.2, form of Common Stock Purchase Warrant contained in Exhibit 4.3, Securities Purchase Agreement contained in Exhibit 10.1, Registration Rights Agreement contained in Exhibit 10.2, Security Agreement contained in Exhibit 10.3, Stock Pledge Agreement contained in Exhibit 10.4, and form of Lock-Up Agreement contained in Exhibit 10.5, each of which is incorporated herein by reference.

This current report does not constitute an offer of any securities for sale.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this Item 2.03 is contained in Item 1.01, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of 15% Senior Secured Convertible Promissory Note of Debt Resolve, Inc. for June 26, 2006 private placement.

4.2	Form of 15% Senior Secured Promissory Note of Debt Resolve, Inc. for June 26, 2006 private placement.

4.3	Form of Warrant to Purchase Common Stock of Debt Resolve, Inc. for June 26, 2006 private placement.

10.1	Securities Purchase Agreement, dated as of June 26, 2006, among Debt Resolve, Inc. and each of the private placement subscribers.

10.2	Registration Rights Agreement, dated as of June 26, 2006, among Debt Resolve, Inc. and each of the private placement subscribers.

10.3	Security Agreement, dated as of June 26, 2006, among Debt Resolve, Inc. and each of the private placement subscribers.

10.4	Stock Pledge Agreement, dated as of June 26, 2006, among Debt Resolve, Inc., James D. Burchetta, Charles S. Brofman and each of the private placement subscribers.

10.5	Form of investor lock-up agreement for June 26, 2006 private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: June 30, 2006	By:	/s/ Katherine A. Dering
Katherine A. Dering
Chief Financial Officer